                                                                     EXHIBIT 3.2

                              SPARTON CORPORATION

                               CODE OF REGULATIONS

                                    LOCATION

                                    ARTICLE I

      The principal office of this Company shall be in the City of Cleveland, Cuyahoga County, Ohio. The Company shall also have an office at its principal place of business in Jackson, Michigan, and may also have offices at such other places as the Board of Directors may designate.

                                  SHAREHOLDERS

                                   ARTICLE II

      All meetings of the shareholders shall be held at the principal office of the Company, in the City of Cleveland, Cuyahoga County, Ohio, or at such other place, within or without the State of Ohio, as may be directed by the Board of Directors.

                                   ARTICLE III

      The annual meeting of shareholders, for the election of directors and the consideration of the reports to be laid before such meeting shall be held each year on the fourth Wednesday in October at ten o'clock a.m., or for any particular year at such other date and time not later than six months after the end of the fiscal year of the Company as shall be designated by vote or written consent of a majority of the Board of Directors. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors or by the President or by a majority of the members of the Board of Directors, acting with or without a meeting, or by the persons who hold twenty-five percent (25%), or more, of all the shares outstanding and entitled to vote at such shareholders' meetings. Said person or persons calling such meeting may deliver a request in writing to the President or the Secretary of the Company that such meeting be called and state in such written request the object of the meeting; and upon the delivery of such request, it shall be the duty of the President or the Secretary to give notice of such meeting to the shareholders entitled to vote at such meeting, and if such request be refused, then the person or persons making such request may call a meeting by giving notice in the manner provided by law or as provided by the Regulations of the Company.

                                   ARTICLE IV

      A notice in writing of each annual or special meeting of the shareholders, stating the purpose or purposes for which the meeting is called and the time when and the place where it is to be held shall be served or mailed by the Secretary upon or to each shareholder of record entitled to vote at such meeting, not more than sixty (60) days nor less than seven (7) days prior to the date fixed for the holding of such meeting, and if mailed, such notice shall be directed to a shareholder at his address as it appears upon the stock records of the corporation.

                                    ARTICLE V

      Except as is otherwise provided in the Company's Articles, each shareholder present in person or by proxy at any annual meeting of the shareholders shall be entitled to one vote for each share of stock registered in his name; provided however that no shares in the Company owned or controlled by it shall be voted at any shareholders' meeting. The Board of Directors may fix a date, which shall not be a past date, and shall not be more than sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of shareholders entitled to notice of and to vote at any such meeting or any adjournments thereof. If the Board of Directors shall not fix such a record date, shareholders of record on the 15th day preceding the meeting, exclusive of such day, shall be entitled to notice of and to vote at the meeting or any adjournments thereof.

                                   ARTICLE VI

      A majority in amount of the registered holders of the outstanding shares entitled to vote thereat must be present in person or by proxy to constitute a quorum at any meeting of the shareholders, but any less number may adjourn said meeting from time to time without notice other than by announcement at the meeting, and if a quorum be present at any such adjourned meeting, any business which might properly have come before the original meeting may be considered and acted upon, and such action be binding upon the corporation.

                                   ARTICLE VII

      The Chairman of the Board of Directors or, in the event of his absence, the President of the Company shall preside at all meetings of the shareholders, and in the event of the absence of both the Chairman of the Board of Directors and the President, a chairman shall be chosen by the meeting. The Secretary of the Company shall act as secretary of all meetings of the shareholders, but in the event of his absence at any meeting of the shareholders, the presiding officer may appoint any person to act as secretary of the meeting. The order of business of any shareholders' meeting shall be determined by the meeting.

                                  ARTICLE VII-2

      Except as otherwise provided by the Articles of Incorporation or by law, any contract, act, or transaction, prospective or past, of the Company, or the Board of Directors or of the officers may be approved or ratified by majority vote at a meeting of the shareholders, and such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Company.

                                  ARTICLE VIII

      The Board of Directors shall be divided into three classes, each to be as nearly equal in number as possible, but no class shall consist of less than three directors. Subject to the foregoing, the number of directors in each class may be fixed or changed as follows: (a) at any meeting of shareholders called to elect directors at which a quorum is present, by the vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the proposal or (b) at any meeting of the Board of Directors by a vote of a majority of the entire Board of Directors, who shall also have authority to fill any director's office that is created by an increase in the number of directors. Unless and until otherwise so fixed or changed, the first class shall consist of three directors and the second and third classes shall each consist of four directors. A separate election shall be held for each class of directors at any meeting of the shareholders at which a member or members of more than one class of directors is being elected. At the 1982 annual meeting of shareholders three directors in the first class, whose terms of office expire at such meeting, shall be elected for a term of three years and until their respective successors are elected, a fourth director shall be elected to the second class for a term of one year and until his successor is elected and a fourth director shall be elected to the third class for a term of two years and until his successor is elected. At each annual election thereafter the directors elected to the class whose term shall expire in that year shall be elected to hold office for a term of three years and until their respective successors are elected. If the number of directors of any class is increased, any additional directors elected to such class shall hold office for a term which shall coincide with the full term or the remainder of the term, as the case may be, of such class.

      Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth herein. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder shall provide the Company with written notice of the shareholder's intent to nominate the person (a "Notice of Intent"), either by personal delivery or by United States mail, postage prepaid, and received by the Company (i) with respect to an election to be held at an annual meeting of shareholders, not later than sixty (60) days in advance of the date of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the tenth (10th) day following the date on which notice of the special meeting was first mailed to the shareholders by the Company. The shareholder's Notice of Intent shall set forth (i) the name and address of the shareholder and of the person or persons to be nominated, (ii) a representation that the shareholder (A) is a holder of record of stock of the Company entitled to vote at the meeting at which the nomination will be made, (B) will continue to hold such stock through the date on which the meeting is held, and (C) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice of Intent, (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder, (iv) appropriate biographic information and a statement as to the individual's qualifications, (v) such other information regarding each nominee proposed by such shareholder as would be required to be in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors, and (vi) the consent of each nominee to serve as a director of the Company if so elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed herein, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

ARTICLE VIII-A

      The Company shall indemnify any person who is or has been a director, officer, or employee of the Company, or who is serving or has served at its request as a director, officer or employee of another corporation, against expenses (including attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement incurred in connection with the defense of any pending or threatened action, suit or proceeding, criminal or civil, to which he is or may be made a party by reason of being or having been such director, officer or employee; provided a determination is made

            (1) that he was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his duty to the Company or other corporation of which he is or was a director, officer or employee; and

            (2) that he acted in good faith in what he reasonably believed to be the best interests of the Company or other corporation of which he is or was a director, officer or employee; and

            (3) that in any matter the subject of a criminal action, suit or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

      The determination as to (2) or (3) of the preceding paragraph, and, in the absence of an adjudication by a court of competent jurisdiction, as to (1) shall be made by the directors of the Company acting at a meeting at which a quorum consisting of directors who are not parties to or threatened with any such action, suit or proceeding is present. Any director who is a party to or threatened with any such action, suit or proceeding shall not be qualified to vote and, if for this reason a quorum of directors cannot be obtained to vote on such determination, it shall be made by independent legal counsel selected by the directors of the Company (who may be the regular counsel of the Company) in a written opinion.

      Expenses with respect to any pending or threatened action, suit or proceeding may be paid by the Company in advance of the final disposition thereof, upon receipt of an undertaking by or on behalf of the recipient to repay such expenses unless it shall ultimately be determined that he is entitled to be indemnified by the Company.

      The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee, or any person who is or was serving at the request of the Company as a director, officer or employee of another corporation against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify hi, against such liability under the provisions of this Article VIII-A or of Chapter 1701 of the Ohio Revised Code.

      The indemnification provided for by this Article VIII-A shall not be deemed exclusive of any other rights to which any person may be entitled under the articles, the regulations, any agreement, any insurance purchased by the Company, vote of shareholders, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person.

                         POWERS AND DUTIES OF DIRECTORS

                                   ARTICLE IX

      The Board of Directors shall have complete and absolute jurisdiction over all questions relating to the property, affairs, management and business of the corporation, including the election, removal, appointment, tenure, duties and compensation of the officers of the Company. The Board shall meet at such times and places, within or without the State of Ohio, as they from time to time determine, may adopt such By-Laws for their government and may exercise all such powers and do all such things as may be lawfully exercised and done by the corporation, subject only to its Articles, this Code of Regulations and the Constitution and Law of the State of Ohio.

      Any two or more offices may be held by the same person if so provided by the Board of Directors in the Company's By-Laws, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by the Company's By-Laws to be executed, acknowledged or verified by any two or more officers.

      Without in anywise limiting the general powers hereinabove conferred and subject to the provisions of the Company's Articles, the Board of Directors shall have the following express powers:

      To purchase or otherwise acquire for the Company any property, rights, or privileges which the corporation may have the right to acquire, to enter into any contracts which they may deem advantageous to the corporation, and to fix the price to be paid by the corporation for any such property or contracts:

      To sell, transfer, lease, mortgage, pledge or otherwise dispose of its property; to pay for any property or rights acquired by the Company either wholly or partly in money, stock, debentures or other securities of the Company; to borrow money, and to issue the obligations of the Company therefore, and to secure the same by mortgage or pledge of all or any part of the property of the corporation, real or personal, and to pledge or sell the same for such sums and at such prices as in their uncontrolled discretion they may deem expedient;

      To appoint and to remove or suspend any such officers, agents or employees as the Board may from time to time think best, and to fix and determine, and, from time to time, change the duties of such officers, agents or employees, and to fix and change their salaries or emoluments;

      To fix and determine from time to time, and to vary the amount of working capital of the corporation, and to direct and determine and use and disposition of any surplus or net profits over and above the amount of capital paid in;

      To create an Executive Committee, composed of members of the Board of Directors, and to delegate to such Executive Committee such powers of the Board of Directors, and to such extent, as the Board of Directors may determine.

                                    ARTICLE X

      These Regulations may be amended at any time by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise two-thirds of the voting power on such proposal.

Effective Date: October 15, 2004.